UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report    December 13, 2001


                        BOUNCEBACKTECHNOLOGIES.COM, INC.

Minnesota                                0-22242                  41-0950482
(State of other                   (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                               Identification No.)


            707 Bienville Boulevard, Ocean Springs, Mississippi 39564
                     (Address of Principal Executive Office)


Registrant's telephone number, including area code   (228) 872-5558






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Item 5.    Other Events

On December 13, 2001 the Company issued a press release with respect to a civil complaint "Kevin M. Kean pltf vs. John J. Pilger; et al, including BounceBack Technologies.com dfts", filed by Kevin M Kean in Jackson County, Mississippi Circuit Court, cs# 1200100439 against the Company and each of its Board of Directors on November 21, 2001. Additionally, the Company received on November 28, 2001 from Kevin M. Kean, a shareholder, a notice of demand that the Board of Directors of the Company initiate actions to rectify alleged wrong doing committed by certain officers and directors of the Company. A copy of the press release of the registrant is attached hereto as Exhibit 99, as well as the civil suit and demand letter from Kevin M. Kean, attached as exhibits 99.1 and 99.2, respectively, together which are all incorporated herein by reference.


Item 7.    Financial Statements and Exhibits

               7(c)  Exhibits

                           99 Press Release of BounceBackTechnologies.com, Inc. dated December 13, 2001

                           99.1 Civil Suit "Kevin M. Kean pltf vs. John J. Pilger; et al, including BounceBack Technologies.com dfts", filed in Jackson County, Mississippi Circuit Court, on November 21, 2001

                           99.2 Demand letter by Kevin M. Kean issued through legal counsel to the Board of Directors of the Company.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 13, 2001                           BOUNCEBACKTECHNOLOGIES.COM, INC.


                                             (s) John J. Pilger
                                             ------------------
                                             John J. Pilger
                                             Chief Executive Officer


                                             (s) Noreen Pollman
                                             ------------------
                                             Noreen Pollman
                                             Secretary